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                                                                    EXHIBIT 99.2


                                     PROXY

                              MADISON OIL COMPANY
                         9400 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1209
                              DALLAS, TEXAS 75231


       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                  FOR THE SPECIAL MEETING ON DECEMBER 31, 2001


         The undersigned hereby constitutes and appoints __________________ and ____________________, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designed on the reverse side, all of the shares of common stock of Madison Oil Company held of record by the undersigned on November 11, 2001, at the Special Meeting of Stockholders to be held at the offices of Madison Oil Company, 9400 North Central Expressway, Suite 1209, Dallas, Texas 75231, on Monday, December 31, 2001, and at any adjournments or postponements thereof, on all matters coming before said meeting.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                          (continued on reverse side)

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PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

Please mark your votes as in this example. [X]


1. Approve the adoption of the Agreement and Plan of Merger pursuant to which, among other items, Madison Oil Company will be merged with and into a wholly-owned subsidiary of Toreador Resources Corporation for a per share consideration equal to .118 shares of Toreador common stock, par value 0.15625, for each share of Madison common stock, .0001 par value, and the right to receive certain contingent payments, as detailed in the Joint Proxy Statement/Prospectus dated December ___, 2001.


           FOR                      AGAINST                     ABSTAIN
           [ ]                        [ ]                         [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


Please check the box if you plan to attend the Special Meeting on December 31, 2001. [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

SIGNATURE(S)                           DATE:
             ----------------------          -------------------------

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as executor, administrator, trustee or guardian, please indicate your full title as such.